EXHIBIT 10.1

                                 Promissory Note

                                 PROMISSORY NOTE                     US $ 3,650
                                 ---------------


This promissory note replaces the promissory note dated October 5, 1999 originally signed by Mr. Harry Miller ("Mr. Miller") and Medina Coffee, Inc. ("Medina").

Mr. Miller has advanced a total of US$ 3,650 Dollars to Medina on various dates between October 1999 and September 2001.

For value received, Medina promises to pay to Mr. Miller, the sum of US$ 3,650 Dollars (the "Debt"). The Debt is without interest.

Medina agrees to repay the Debt on demand. Mr. Miller is under no obligation to renegotiate the terms of repayment or to defer payments.

Medina agrees that if it fails to repay the Debt as required under this Note, Mr. Miller may, without notice, proceed to exercise any and all of the rights and remedies under this Note or at law or in equity, on the occurrence of any such default or at any other time. Mr. Miller may exercise any and all rights which will be cumulative and not mutually exclusive.

Medina understands that failure to repay the Debt in accordance with this Note will be considered a default. If Note is placed in the hands of an attorney for collection after default, Medina agrees to pay reasonable attorneys' fees actually incurred, plus costs.

The entire Debt is immediately due and payable in the event of the following: insolvency of Medina; if bankruptcy proceedings are instituted against Medina; dissolution of Medina; or in the event there is any deterioration, depreciation or impairment in the value of the assets of Medina.

This Note is to be governed by and construed in accordance with the laws of Washington State.


Date:    September 17, 2001
                   --
                               MEDINA COFFEE, INC.

                                /s/ Harry Miller
                               -----------------------------------------
                               By: Harry Miller, Sole Officer & Director